UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WALLBOX B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Carrer del Foc, 68 Barcelona, Spain 08038	08038
(Address of principal executive offices)	(Zip Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Class A Ordinary Shares, nominal value EUR 0.12 per share	New York Stock Exchange
Warrants, each warrant to purchase one Class A Ordinary Share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement number to which this form relates: 333-257898

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

None
(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Class A ordinary shares, nominal value EUR 0.12 per share (the “Class A Ordinary Shares”) of Wallbox B.V. (which will be converted into a public company with limited liability incorporated under the laws of the Netherlands (naamloze vennootschap) on October 1, 2021) (the “Company”) and warrants to purchase Class A Ordinary Shares (the “Warrants”). The description of the Class A Ordinary Shares and Warrants contained under the headings “Description of Holdco Securities” in the registration statement initially filed with the Securities and Exchange Commission on July 14, 2021, as amended from time to time (File No. 333-257898) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

WALLBOX B.V.

By:	/s/ Enric Asunción Escorsa
Name: Enric Asunción Escorsa
Title: Chief Executive Officer

Dated: September 30, 2021

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